                                                                    Exhibit 12.1
                             School Specialty, Inc.
                       Ratio of Earnings to Fixed Charges
                                    ($000's)

                                               Six Months Ended                             Fiscal Year (1)
                                                                     -----------------------------------------------------------
                                               October 27, 2001         2001        2000         1999        1998        1997
                                                                        ----        ----         ----        ----        ----
Earnings
--------
   Income before income taxes                      $ 59,683           $ 21,353     $ 33,635     $ 17,615   $ 10,719      $ 5,720
   Plus:
      Fixed charges                                   8,198             16,142       13,342       12,735      5,505        4,197
      Amortization of capitalized interest                3                  -            -            -          -            -
   Less interest capitalized during period              240                  -            -            -          -            -
                                                   --------          ------------------------------------------------------------
                                                   $ 67,644           $ 37,495     $ 46,977     $ 30,350   $ 16,224      $ 9,917
                                                   ========          ============================================================

Fixed Charges
-------------
   Interest                                         $ 7,384           $ 15,483     $ 12,752     $ 12,265   $  5,505      $ 4,197
   Portion of rent expense representative
      of interest                                        36                 88           15            2          -            -
   Amortization of deferred financing fees              778                571          575          468          -            -
                                                   --------          ------------------------------------------------------------
                                                    $ 8,198           $ 16,142     $ 13,342     $ 12,735   $  5,505      $ 4,197
                                                   ========          ============================================================

Ratio of earnings to fixed charges                      8.3                2.3          3.5          2.4        2.9          2.4
                                                   ========          ============================================================

(1) All fiscal years presented were 52 weeks, except for fiscal 2000, which had 53 weeks.